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                                                                       EX-3.(ii)

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                          AMERICAN CLASSIC VOYAGES CO.



                                   ARTICLE I

                                    OFFICES

     The Corporation shall continuously maintain in the State of Delaware a registered office and a registered agent whose business office is identical with such registered office, and may have other offices within or without the State.


                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the third Wednesday in June of each year or at such time as the Board of Directors may designate for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient.

     SECTION 2.  SPECIAL MEETINGS.   Special meetings of the shareholders may
be called either by the President, by the Board of Directors or by the holders of not less than a majority of all the outstanding shares of the Corporation entitled to vote, for the purpose or purposes stated in the call of the meeting.

     SECTION 3.  PLACE OF MEETING.   The Board of Directors may designate any
place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders may designate any place, either within or without the State of Delaware, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at Two North Riverside Plaza, Chicago, Illinois 60606, except as otherwise provided in Section 5 of this
Article II.

     SECTION 4.  NOTICE OF MEETINGS.   Written notice stating the place, date,
and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than 20 nor more than 60 days before the date of the


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meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

     SECTION 5.  MEETING OF ALL SHAREHOLDERS.   If all of the shareholders
shall meet at any time and place, either within or without the State of Delaware, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

     SECTION 6.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.   For the
purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, for a meeting of shareholders, not less than 10 days or, in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than 20 days before the date of such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall also apply to any adjournment thereof.

     SECTION 7.  VOTING LISTS.   The officer or agent having charge of the
transfer book for shares of the Corporation shall make, within 20 days after the record date for a meeting of shareholders or 10 days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Delaware, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     SECTION 8.  QUORUM.   The holders of a majority of the outstanding shares
of the Corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of shareholders, but in no event shall a quorum consist of less than one-third of the outstanding shares entitled so to vote; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting


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shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of Delaware (as now in effect or as amended from time to time, the "Act"), the certificate of incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

     SECTION 9.  PROXIES.   At all meetings of shareholders, a shareholder may
vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 10. VOTING OF SHARES.   Unless otherwise provided in the articles
of incorporation, each outstanding share shall be entitled to one (1) vote upon each matter submitted to vote at a meeting of shareholders.

     SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS.   Shares held by the
Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

     Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. The Corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of any office indicated by the corporate shareholder to the Corporation as a person or an officer authorized to vote such shares. Such persons and officers indicated shall be registered by the Corporation on the transfer books for shares and included in any voting list prepared in accordance with Section 7 of this Article II.

     Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

     Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed 10 years, by entering into a written voting trust agreement specifying the terms and


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conditions of the voting trust and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the Corporation at its registered office. The counterpart of the voting trust agreement so deposited with the Corporation shall be subject to the same right of examination by a shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

     Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     SECTION 12. INSPECTORS.   At any meeting of shareholders, the presiding
officer may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

     Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

     Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     SECTION 13. INFORMAL ACTION BY SHAREHOLDERS.   Any action required to be
taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, shall be signed (a) if 5 days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter hereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or
(b) by all of the shareholders entitled to vote with respect to the subject matter thereof.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of the Act if such action had been voted on by the shareholders at a meeting thereof, the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written consent has been given in accordance with the provisions of SECTION 229 of the Act and that written notice has been given as provided in such SECTION 229.


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     SECTION 14. VOTING BY BALLOT.   Voting on any question or in any election
may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.


                                  ARTICLE III

                                   DIRECTORS

     SECTION 1.  GENERAL POWERS.   The business of the Corporation shall be
managed by or under the direction of its Board of Directors.

     SECTION 2.  NUMBER, TENURE AND QUALIFICATIONS.   The number of directors
of the Corporation shall be not less than two (2) and not more than thirteen
(13). Each director shall hold office until the next annual meeting of shareholders; or until his successor shall have been elected and qualified. Directors need not be residents of Delaware or shareholders of the Corporation. The number of directors may be increased or decreased from time to time by the amendment of this Section 2. No decrease shall have the effect of shortening the term of any incumbent director.

     SECTION 3.  REGULAR MEETINGS.   A regular meeting of the Board of
Directors shall be held, without other notice than this by-law, immediately after the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for holding of additional regular meetings without other notice than such resolution.

     SECTION 4.  SPECIAL MEETINGS.   Special meetings of the Board of Directors
may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 5.  NOTICE.   Notice of any special meeting shall be given at
least two business days previous thereto by written notice to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6.  QUORUM.   Unless otherwise provided in the articles of
incorporation, a majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

     Unless specifically prohibited by the articles of incorporation, members of the Board of Directors or of any committee of the Board of Directors may participate in and act at any


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meeting of the Board or such committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

     SECTION 7.  MANNER OF ACTING.   The act of the majority of the directors
present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, these by-laws, or the articles of incorporation.

     SECTION 8.  VACANCIES.   Any vacancy on the Board of Directors and any
directorship to be filled by reason of an increase in the number of directors may be filled by election at the next annual or special meeting of shareholders. A majority of the Board of Directors may fill any vacancy prior to such annual or special meeting of shareholders.

     SECTION 9.  RESIGNATION OF DIRECTORS.   A director may resign at any time
upon written notice to the Board of Directors, its chairman, if any, or to the chief executive officer or Secretary of the Corporation.

     SECTION 10. INFORMAL ACTION BY DIRECTORS.   Unless specifically
prohibited by the articles of incorporation or by other provisions of these by-laws, any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with anyone else.

     SECTION 11. COMMITTEES.   A majority of the directors fixed by these
by-laws may, by resolution, create one or more committees and appoint members of the Board to serve on any one or more of such committees. Each committee shall have two or more members who shall serve at the pleasure of the Board. A majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. Each committee, to the extent provided by the Board of Directors in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, except that a committee may not: authorize distributions; approve or recommend to shareholders any act required by statute to be approved by shareholders; fill vacancies on the Board or on any of its committees; elect or remove officers or fix the compensation of any member of the committee; adopt, amend or repeal the by-laws; approve a plan of merger not requiring shareholder approval; authorize or approve the reacquisition of shares, except according to a general formula or method prescribed by the Board; authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the Board may direct a committee to fix the specific terms of issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or, amend, alter, repeal, or take action inconsistent with any resolution or action of the Board of Directors when the resolution or action of the Board of Directors provides by its terms that it shall not be amended, altered or repealed by action of a committee. Vacancies in the membership of any committee shall be filled by the Board of Directors. Each committee shall keep regular minutes of its proceedings and report

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the same to the Board when required.  A committee may act by unanimous consent in writing without a meeting and, subject to action by the Board of Directors, each committee, by a majority vote of its members, shall determine the time and place of meetings and the notice therefor.

     SECTION 12. COMPENSATION.   The Board of Directors, by the affirmative
vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise notwithstanding any director conflict of interest. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board. No such payment previously mentioned in this Section shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 13. PRESUMPTION OF ASSENT.   A director of the Corporation who is
present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 14. REMOVAL OF DIRECTORS.   One or more of the directors may be
removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except that no director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice, and then only the named director or directors may be removed at such meeting. If a director has been elected by a class or series of shares, he may be removed only by the shareholders of that class or series.

     SECTION 15. DISINTERESTED DIRECTORS; VOTING.   A majority of the
Corporation's disinterested directors shall be required to approve any business dealing between the Corporation and (i) any one or more of the directors of the Corporation or (ii) any person affiliated with or under common control with any one or more of the directors of the Corporation. Any such person described in clauses (i) or (ii) of this Section 15 who enters into or intends to enter into a business dealing with the Corporation shall, for purposes of this Section 15, be referred to as an "interested person." For the purposes of this Section 15, the terms "affiliate," "control," "under common control with," "disinterested directors" and "business dealing" shall have the following meanings:

     (a) an "affiliate" of, or person "affiliated" with, a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified;

     (b) the word "control" (the meaning of which hereunder shall also be applicable to the term "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or

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           policies of the person, whether through board representation, the ownership of voting securities, by contract or otherwise;

     (c) the word "person" shall mean any natural person, corporation, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity;

     (d) the term "disinterested directors" shall mean any director of the Corporation who is not (i) an employee, officer, director, trustee, partner, 5% shareholder (through beneficial ownership or otherwise) or fiduciary of a person (other than the Corporation) who is affiliated with or under common control with an interested person; or (ii) an employee, officer, director, trustee, partner or fiduciary of any of the persons described in subsection d(i) above; and

     (e) the term "business dealing" shall mean any transaction providing for the sale, lease or exchange of property or the rendering of any service, other than the sale, lease or exchange of property or the rendering of any service made or undertaken pursuant to and in accordance with an Administrative Services Agreement to be executed between Equity Group Investments, Inc., an Illinois corporation, and the Corporation in such form as the Board of Directors shall approve.


                                   ARTICLE IV

                                    OFFICERS

     SECTION 1.  NUMBER.   The officers of the Corporation shall be a
President, a Treasurer and a Secretary and may include a Chairman of the Board (or one or more Co-Chairmen of the Board), Chief Executive Officer, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, one or more Assistant Treasurers, and one or more Assistant Secretaries. In addition, the Board of Directors may, from time to time, appoint such other officers with such powers and duties as they shall deem necessary or desirable. Any two or more offices may be held by the same person.

     SECTION 2.  ELECTION AND TERM OF OFFICE.   The officers of the Corporation
shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

     SECTION 3. REMOVAL AND RESIGNATION. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice thereof to the Board of Directors, the Chairman of the Board,

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the President or the Secretary.  Any resignation shall take effect at the time specified in the notice, or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

     SECTION 4.  VACANCIES.   A vacancy in any office because of death,
resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5.  CHAIRMAN OF THE BOARD.   The Board of Directors may designate
a Chairman of the Board (or one or more Co-Chairmen of the Board). The Chairman of the Board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. If there be more than one, the Co-Chairmen designated by the Board of Directors will perform such duties. The Chairman of the Board shall perform such other duties as may be assigned to him or them by the Board of Directors.

     SECTION 6.  CHIEF EXECUTIVE OFFICER.   The Board of Directors shall
designate a Chief Executive Officer. In the absence of such designation, the Chairman of the Board (or, if more than one, the Co-Chairmen of the Board in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general responsibility for implementing the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.

     SECTION 7.  PRESIDENT.   The President or the Chief Executive Officer, as
the case may be, shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a Chief Operating Officer by the Board of Directors, the President shall be the Chief Operating Officer. Subject to the direction and control of the Board of Directors, he/she shall, in general: supervise and control the business and affairs of the Corporation; see that the resolutions and directions of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors; and discharge all duties incident to the office of President and such other duties
as may be prescribed by the Board of Directors from time to time.   Except in
those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these by-laws, he/she may execute for the Corporation certificates for its shares and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, and he/she may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument. He/she may vote all securities which the Corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the Corporation by the Board of Directors.

     SECTION 8.  CHIEF OPERATING OFFICER.   The Board of Directors may
designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer or President, as the case may be.

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     SECTION 9.  CHIEF FINANCIAL OFFICER.   The Board of Directors may
designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer or President, as the case may be.

     SECTION 10. THE VICE PRESIDENTS.   The Vice President (or in the event
there be more than one Vice President, each of the Vice Presidents) shall assist the President in the discharge of his/her duties as the President may direct and shall perform such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors. In the absence of the President or in the event of his/her inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors or by the President if the Board of Directors has not made such a designation or, in the absence of any designation, then in the order of seniority of tenure as Vice President) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these by-laws, the Vice President (or each of them if there are more than one) may execute for the Corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he/she may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these by-laws.

     SECTION 11. THE TREASURER.   The Treasurer shall: (a) have charge of and
be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may determine.

     SECTION 12. THE SECRETARY.   The Secretary shall: (a) record the minutes
of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign, with the President or a Vice President or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these by-laws; (f) have general charge of the stock transfer books of the Corporation; (g) have authority to certify the by-laws, resolutions of the shareholders and Board of Directors and committees thereof, and other documents of the Corporation as true and correct copies thereof; and (h) perform all duties

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

incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors.

     SECTION 13. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.   The
Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors. The Assistant Secretaries may sign with the President or a Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these by-laws. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

     SECTION 14. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.


                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1.  CONTRACTS.   The Board of Directors may authorize any officer
or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 2.  LOANS.   No loans shall be contracted on behalf of the
Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.

     SECTION 3.  CHECKS, DRAFTS, ETC.   All checks, drafts or other orders for
the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4.  DEPOSITS.   All funds of the Corporation not otherwise
employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.






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


                                   ARTICLE VI

                           SHARES AND THEIR TRANSFER

     SECTION 1. SHARES REPRESENTED BY CERTIFICATES AND UNCERTIFICATED SHARES. The issued shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

     Certificates representing shares of the Corporation shall be signed by the appropriate officers and may be sealed with the seal or a facsimile of the seal of the Corporation. If a certificate is countersigned by a transfer agent or registrar, other than the Corporation or its employee, any other signatures may be facsimile. Each certificate representing shares shall be consecutively numbered or otherwise identified and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, and that the Corporation is organized under Delaware law. If the Corporation is authorized to issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law.

     Unless prohibited by the articles of incorporation, the Board of Directors may provide by resolution that some or all of any class or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate has been surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send the registered owner thereof a written notice of all information that would appear on a certificate. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be as identical to those of the holders of certificates representing shares of the same class and series.

     The name and address of each shareholder, the number and class of shares held and the date on which the shares were issued shall be entered on the books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

     SECTION 2.  LOST CERTIFICATES.   If a certificate representing shares has
allegedly been lost or destroyed, the Board of Directors may, in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

     SECTION 3.  TRANSFER OF SHARES.   Transfer of shares of the Corporation
shall be recorded on the books of the Corporation. Transfer of shares represented by a certificate, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective. Transfer of an uncertificated share shall be made on receipt by the Corporation of an instruction from the registered owner or other appropriate person. The instruction shall be in writing or a communication in such form as may be agreed upon in writing by the Corporation.






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

                                  ARTICLE VII

                                  FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.


                                  ARTICLE VIII

                                 DISTRIBUTIONS

     The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders, subject to any restrictions in its articles of incorporation or provided by law.


                                   ARTICLE IX

                                      SEAL

     The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced, provided that the affixing of the corporate seal to an instrument shall not give the instrument additional force or effect, or change the construction thereof, and the use of the corporate seal is not mandatory.


                                   ARTICLE X

                                WAIVER OF NOTICE

     Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of the Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.


                                   ARTICLE XI

                                INDEMNIFICATION

     Each person who at any time is or shall have been a director, officer, employee or agent of this Corporation, or is or shall have been serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by this Corporation in accordance with and to the full extent permitted by the Act. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under


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


any by-law, agreement, vote of shareholders or disinterested directors or otherwise. If authorized by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the Act. If the Corporation pays indemnity or makes an advance of expenses to a director, officer, employee or agent, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.


                                  ARTICLE XII

                                   AMENDMENTS

     Unless otherwise provided in the articles of incorporation, these by-laws may be made, altered, amended or repealed by the shareholders or the Board of Directors, but no by-law adopted by the shareholders may be altered, amended or repealed by the Board of Directors.

















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